Exhibit 99.2

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES

North Palm Beach, Florida

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012 and 2011

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Enterprise Bancorp, Inc.

North Palm Beach, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Enterprise Bancorp, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Bancorp, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath, LLP

Fort Lauderdale, Florida

April 2, 2013

1.

 ENTERPRISE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2012 and 2011

(Dollar amounts in thousands except per share data)

	2012	2011
ASSETS
Cash and due from banks	$2,386	$1,977
Interest-bearing deposits with banks	35,539	6,770
Total cash and cash equivalents	37,925	8,747

Derivative asset	856	31
Trading Securities	—	9,164
Securities available for sale	20,908	57,951
Loans, net of allowance for loan losses of $3,903 and $3,479	170,310	162,625
Federal Home Loan Bank stock	1,496	1,662
Premises and equipment, net	637	736
Foreclosed real estate	769	4,768
Accrued interest receivable	477	781
Other assets	1,469	3,070

Total assets	$234,847	$249,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Non-interest bearing demand deposits	$23,842	$21,689
Money-market, NOW and savings accounts	105,476	84,868
Time deposits	42,102	94,480
Total deposits	171,420	201,037
Federal Home Loan Bank advances	25,000	10,000
Derivative liabilities	—	3,156
Other liabilities	935	1,185
Total liabilities	197,355	215,378

Stockholders’ equity

Common stock; $5 par value, 20,000,000 authorized; 7,576,652 and 7,576,652 shares issued and outstanding	37,883	37,883
Additional paid-in capital	11,012	12,538
Accumulated deficit	(9,032)	(11,155)
Accumulated other comprehensive loss	(2,371)	(5,109)
Total stockholders’ equity	37,492	34,157

Total liabilities and stockholders’ equity	$234,847	$249,535

See accompanying notes to consolidated financial statements.

2.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands except per share data)

	2012	2011
Interest income
Loans	$8,934	$8,701
Securities	2,212	2,906
Other	—	61
Total interest income	11,146	11,668

Interest expense
Deposits	2,125	3,217
Borrowed funds	333	393
Total interest expense	2,458	3,610

Net interest income	8,688	8,058

Provision for loan losses	4,604	5,310

Net interest income after provision for loan losses	4,084	2,748

Noninterest income
Fees and service charges on deposit accounts	181	250
Gain on sale of available for sale securities	1,132	228
Net gain(loss) on derivative assets	2,369	(3,854)
Net gain on trading assets	562	8,405
Gain on sale of foreclosed real estate	1,348	547
Other-than-temporary impairment loss
Total impairment loss	(1,030)	(2,396)
Loss recognized in other comprehensive income	521	1,561
Net impairment loss recognized in earnings	(509)	(835)
Other income	365	441
Total noninterest income	5,448	5,182

Noninterest expenses
Salaries and employee benefits	3,881	3,758
Occupancy and equipment	872	901
Professional fees	463	465
Data processing	313	404
Advertising and promotion	123	61
Foreclosed real estate losses and expenses, net of rental income	624	543
Federal deposit insurance	385	413
Other	748	1,117
Total noninterest expenses	7,409	7,662

Net income	$2,123	$268

See accompanying notes to consolidated financial statements.

3.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31, 2012 and 2011

(Dollar amounts in thousands except per share data)

	2012	2011

Net income	$2,123	$268

Other comprehensive income:
Unrealized gains/losses on securities:
Unrealized holding gain arising during the period	4,304	2,730
Noncredit portion of other-than-temporary impairment losses on securities	(521)	(1,561)
Reclassification adjustment for gains included in net income	(1,132)	(228)
Net change in unrealized loss on available for sale securities transferred	87	117

Total other comprehensive income	2,738	1,058

Comprehensive income	$4,861	$1,326

See accompanying notes to consolidated financial statements.

4.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years Ended December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	loss	Equity

Balance at January 1, 2011	7,045,808	$35,229	$12,273	$(11,423)	$(6,167)	$29,912

Net income				268		268

Other Comprehensive income					1,508	1,508

Cash dividend paid						—

Proceeds from the issuance of common stock	530,844	2,654	265			2,919

Balance at December 31, 2011	7,576,652	$37,883	$12,538	$(11,155)	$(5,109)	$34,157

Net income				2,123		2,123

Other Comprehensive income					2,738	2,738

Cash dividend paid			(1,526)			(1,526)

Balance at December 31, 2012	7,576,652	$37,883	$11,012	$(9,032)	$(2,371)	$37,492

See accompanying notes to consolidated financial statements.

5.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

	2012	2011
Cash flows from operating activities
Net income (loss)	$2,123	$268
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of premises and fixed assets	207	229
Provision for loan losses	4,604	5,310
Provision for foreclosed real estate	256	198
Gain on sale of foreclosed real estate	(1,348)	(547)
Net gain on trading assets	(562)	(8,405)
Net (gain) loss on derivative assets	(2,369)	3,854
Gain on sale of securities available for sale	(1,132)	(228)
Other-than-temporary impairment on securities available for sale	509	835
Net amortization of premiums, discounts and net loan fees	(907)	(1,132)
Increase in other assets and accrued interest receivable	1,868	(175)
Decrease in other liabilities	(250)	(512)
Net cash from operating activities	2,999	(305)

Cash flows from investing activities
Derivative investments:
Purchases	(859)	(435)
Cash paid at termination	(753)	—
Trading securities:
Purchases	(731)	(11,688)
Proceeds from sale	10,609	15,230
Securities available for sale:
Purchases	(6,225)	(64,166)
Proceeds from sale	26,237	4,250
Proceeds from principal repayments	21,127	51,346
Redemption of Federal Home Loan Bank stock	166	1,284
Loan originations and payments, net	(12,711)	11,903
Purchase of premises and equipment	(108)	(17)
Proceeds from sale of foreclosed real estate	5,570	1,362
Net cash from investing activities	42,322	9,069

Cash flows from financing activities
Net increase (decrease) in deposits	(29,617)	(12,493)
Proceeds from Federal Home Loan Bank advances	25,000	—
Repayments on Federal Home Loan Bank advances	(10,000)	—
Net increase (decrease) in Federal Funds Purchased	—	(136)
Proceeds from sale of common stock	—	2,920
Dividends paid	(1,526)	—
Net cash from financing activities	(16,143)	(9,709)

(Continued)

6.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

	2012	2011

Net increase (decrease) in cash and cash equivalents	$29,178	$(945)

Cash and cash equivalents at beginning of year	8,747	9,692

Cash and cash equivalents, at end of year	$37,925	$8,747

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,413	$3,405

Supplemental noncash disclosures:
Transfer from loans to foreclosed real estate	$494	$3,287

See accompanying notes to consolidated financial statements.

7.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: Enterprise Bancorp, Inc. (the “Holding Company”) owns 100% of the outstanding common stock of Enterprise Bank of Florida (the “Bank”) and Enterprise Asset Investments, Inc. (“EAI”) (collectively the “Company”). The Holding Company operates as a one-bank holding company. The Bank is a state chartered independent community bank and its deposits are insured, up to the applicable limits, by the Federal Deposit Insurance Corporation. During 2008, the Bank converted from nationally-chartered bank to a state-chartered bank and at the same time changed its name from Enterprise National Bank to Enterprise Bank of Florida. The Bank offers a variety of community banking services to individuals and businesses through its banking offices located in North Palm Beach, Palm Beach Gardens and Jupiter, Florida.

Subsequent Events: Management has evaluated events occurring subsequent to the balance sheet date through April 2, 2013, which is the date the financial statements were available to be issued, determining no events require additional disclosure in these consolidated financial statements.

Basis of Presentation: The consolidated financial statements include the Holding Company and the subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses, the determination of other-than-temporary impairment on securities, the carrying value of foreclosed real estate, and the fair value of financial instruments.

Cash and Cash Equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash amounts due from banks, interest-bearing deposits with banks, federal funds sold and securities purchased under agreements to resell with original terms of less than ninety days.

The Bank is required under Federal Reserve Board regulations to maintain reserves, generally consisting of cash or interest-earning reserve accounts, against its transaction accounts. At December 31, 2012 and 2011, balances maintained as reserves were $0 and $1,005, respectively.

Trading Assets: The Company engages in trading activities for its own account. Securities that are held principally for resale in the near term are recorded at fair value with changes in fair value included in earnings. Interest and dividends are included in net interest income.

Securities: Securities may be classified as either trading, held to maturity or available for sale. Held to maturity securities are those which the Company has the positive intent and ability to hold to maturity and are generally reported at amortized cost. Debt securities are classified as available for sale when they might be sold before maturity. Securities held to maturity which are impaired may be accounted for as described below. Available for sale securities consist of securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, on available for sale securities are reported as a net amount in comprehensive loss. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the period to maturity.

(Continued)

8.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company views the determination of whether a security is temporarily or other-than-temporarily impaired as a critical accounting policy, as the estimate is susceptible to significant change from period to period because it requires management to make significant judgments, assumptions and estimates in the preparation of its consolidated financial statements. The Company assesses individual securities in its portfolio for impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. A security is impaired if the fair value is less than its carrying value at the financial statement date. When a security is impaired, the Company determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in operations. For securities that do not meet the aforementioned criteria, the amount of impairment recognized in operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive loss. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

Loans: The Company has divided the loan portfolio into the following portfolio segments, each with different risk characteristics and methodologies for assessing risk. The portfolio segments identified by the Company are as follows:

Real estate mortgage loans are typically segmented as follows: commercial real estate, residential real estate, including home equity lines of credit, and land and lot loans. Commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors.

Residential real estate loans are underwritten in accordance with policies set forth and approved by the Board, including repayment capacity and source, value of the underlying property, credit history and stability.

Land and lot loans to borrowers are to finance the development of raw land. Such loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Land and lot loans are typically secured by the land or lot under development, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Bank considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, costs estimates and pre-construction sale information.

(Continued)

9.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Repayment of real estate loans is primarily dependent upon the personal income or business income generated by the secured property of the borrowers, which can be impacted by the economic conditions in their market area. Risk is mitigated by the fact that the properties securing the Company’s real estate loan portfolio are diverse in type and spread over a large number of borrowers.

Commercial loans are primarily underwritten on the basis of the borrowers’ ability to service such debt from income. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. As a general practice, we take as collateral a security interest in any available real estate, equipment, or other chattel, although loans may also be made on an unsecured basis. Collateralized working capital loans typically are secured by short-term assets whereas long-term loans are primarily secured by long-term assets.

Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. This segment also includes home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

(Continued)

10.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent three years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

Foreclosed Real Estate: Real estate acquired through, or in lieu of, foreclosure, is initially recorded at fair value less the estimated costs to sell. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less the estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in operations.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

(Continued)

11.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation: Compensation cost is recognized for stock options awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes: The stockholders of the Company have elected to be taxed as an S-Corporation. For federal and state income tax purposes, all items of income and expense flow through to its stockholders, therefore no provision for income taxes is reflected in these financial statements.

A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. The Company’s status as an S Corporation is defined as a tax position under applicable accounting guidance. As of December 31, 2012 and 2011, management is not aware of any uncertain tax positions that would have a material effect on the Company’s financial statements.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

The Company files a U.S. Income Tax Return for an S Corporation. With few exceptions, the Company is no longer subject to U.S. federal income tax examination by the Internal Revenue Service for years before 2009.

Advertising: Media advertising costs are expensed as incurred.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Transfer of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (l) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Off-Balance-Sheet Financial Instruments: In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

(Continued)

12.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Financial Instruments: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company’s intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair value hedge”), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”), or (3) an instrument with no hedging designation (“stand-alone derivative”).

The Company has certain derivative contracts that have been designated stand-alone derivatives. These stand-alone derivatives are recorded at fair value as a derivative asset or liability. Changes in the fair value of the derivatives are reported currently in earnings. Net cash settlements on derivatives are reported in noninterest income.

Comprehensive Income (Loss): Accounting principles generally require that recognized revenue, expenses, gains and losses be included in operations. Although certain changes in assets and liabilities, such as unrealized losses on available for sale securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income (loss), are components of comprehensive income (loss).

NOTE 2 – SECURITIES

Securities are classified according to management’s intention. The carrying amount of the securities and their approximate fair value are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2012
Securities available for sale:
Mortgage-backed securities: residential	$2,917	$56	$(382)	$2,591
Collateralized mortgage obligations	16,142	508	(1,632)	15,018
Mortgage-backed securities: commercial	1,213	3	—	1,216
Collateralized debt obligation	3,007	4	(928)	2,083

Total available for sale	$23,279	$571	$(2,942)	$20,908

2011
Securities available for sale:
Municipal securities	$23,941	$445	$—	$24,386
Mortgage-backed securities: residential	3,514	17	(461)	3,069
Collateralized mortgage obligations	19,728	179	(4,369)	15,539
Mortgage-backed securities: commercial	5,727	40	—	5,767
Collateralized debt obligation	10,150	47	(1,007)	9,190

Total available for sale	$63,060	$728	$(5,837)	$57,951

(Continued)

13.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

A portion of available for sale mortgage-backed securities consists of investments in fifteen collateralized mortgage obligations and four mortgage-backed securities that have been deemed other-than-temporarily impaired. The estimated fair value of these mortgage-backed securities have been and continue to be depressed due to illiquidity in the market, uncertainty about the future condition of the housing and mortgage markets, the economy and continued deterioration in the credit performance of the loan collateral underlying these securities. Based on current accounting policies (as discussed in Note 1), the portion of losses deemed as credit losses is charged against operations and the portion deemed as non credit losses is included in other comprehensive loss.

In addition, the Company owns one collateralized debt obligation (“CDO”) that has been deemed other-than-temporarily impaired. The issuers in this security consist of banks and insurance companies. The Company uses an OTTI evaluation model to compare the present value of expected cash flows to the previous estimate to ensure there are no adverse changes in cash flows during the quarter. The OTTI model considers the structure and term of the CDO and the financial condition of the underlying issuers. Specifically, the model details interest rates, principal balances of note classes and underlying issuers, the timing and amount of interest and principal payments of the underlying issuers, and the allocation of the payments to the note classes. The current estimate of expected cash flows is based on the most recent trustee reports and any other relevant market information including announcements of interest payment deferrals or defaults of underlying trust preferred securities. Assumptions used in the model include expected future default rates and prepayments.

As of December 31, 2012, the Company’s management does not intend to sell these securities, nor is it more likely than not that the Company will be required to sell the securities for liquidity or other reasons.

The following table provides information regarding the Company’s securities deemed other-than-temporarily impaired:

	At December 31, 2012			Year Ended December 31, 2012 Other-Than-Temporary Impairment (OTTI)
	Amortized Cost	Fair Value	Unrealized Loss	Credit Portion	Other	Total

Mortgage-backed securities: residential	$639	$370	$(269)	$(55)	$(71)	$(126)
Collateralized mortgage obligations	6,923	5,620	(1,303)	(454)	(420)	(874)
Collateralized debt obligation	1,010	108	(902)	—	(30)	(30)
Total mortgage-backed securities	$8,572	$6,098	$(2,474)	$(509)	$(521)	$(1,030)

(Continued)

14.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

	At December 31, 2011			Year Ended December 31, 2011 Other-Than-Temporary Impairment (OTTI)
	Amortized Cost	Fair Value	Unrealized Loss	Credit Portion	Other	Total

Mortgage-backed securities: residential	$748	$474	$(274)	$(80)	$(362)	$(442)
Collateralized mortgage obligations	7,739	5,351	(2,388)	(694)	(1,203)	(1,897)
Collateralized debt obligation	1,010	46	(964)	(61)	(45)	(106)
Total mortgage-backed securities	$9,497	$5,871	$(3,626)	$(835)	$(1,561)	$(2,396)

The table below provides a roll forward of credit losses recognized in operations for the years ending December 31, 2012 and 2011:

	2012	2011

Beginning balance, January 1,	$8,867	$8,032
Additions for credit losses on securities for which no previous other-than-temporary impairment was recognized	72	101
Increases to credit losses on securities for which other-than-temporary impairment was previously recognized	437	734

Ending balance, December 31,	$9,376	$8,867

Management will continue to evaluate the investment ratings in the securities portfolio, severity in pricing declines, market price quotes along with timing and receipt of amounts contractually due. Based upon these and other factors, the securities portfolio may experience further impairment.

Securities sales transactions for 2012 and 2011 are summarized as follows:

	Year Ended December 31
	2012	2011

Proceeds received from sales	$26,237	$4,250

Gross gains	$1,132	$248

Net gain	$1,132	$228

(Continued)

15.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

The amortized cost and fair value of the investment securities portfolio are shown by contractual maturity. Contractual maturities may differ from expected maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

	December 31, 2012
	Amortized	Fair
	Cost	Value
Available for sale
Within one year	$—	$—
One to five years	1,997	1,975
Five to ten years	—	—
Beyond ten years	1,010	108
Mortgage-backed securities: residential	2,917	2,591
Mortgage-backed securities: commercial	1,213	1,216
Collateralized mortgage obligations	16,142	15,018

Total	$23,279	$20,908

At December 31, 2012 and 2011, the Company has securities with a carrying value of $1,128 and $17,679, respectively, pledged for public deposits, Federal Home Loan Bank advances, federal funds purchased, Federal Reserve Discount Window advances and J P Morgan margin collateral.

The following table summarizes securities with unrealized losses at December 31, 2012 and December 31, 2011, aggregated by major security type and length of time in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or Longer		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
December 31, 2012
Available for sale
U.S. Treasury and federal agency	$—	$—	$—	$—	$—	$—
Municipal securities	—	—	—	—	—	—
Mortgage-backed securities – residential	—	—	(382)	1,403	(382)	1,403
Mortgage-backed securities – commercial	—	—	—	—	—	—
Collateralized mortgage obligations	(4)	73	(1,628)	9,421	(1,632)	9,494
Collateralized debt obligations	(26)	395	(902)	108	(928)	503

Total available for sale	$(30)	$468	$(2,912)	$10,932	$(2,942)	$11,400

(Continued)

16.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

	Less Than 12 Months		12 Months or Longer		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
December 31, 2011
Available for sale
U.S. Treasury and federal agency	$—	$—	$—	$—	$—	$—
Municipal securities	—	—	—	—	—	—
Mortgage-backed securities – residential	(28)	636	(434)	1,357	(462)	1,993
Mortgage-backed securities – commercial	—	198	—	—	—	198
Collateralized mortgage obligations	(120)	910	(4,248)	12,803	(4,368)	13,713
Collateralized debt obligations	(43)	4,485	(964)	46	(1,007)	4,531

Total available for sale	$(191)	$6,229	$(5,646)	$14,206	$(5,837)	$20,435

The unrealized losses with respect to securities not deemed other-than-temporarily impaired are considered by management to be principally attributable to changes in market interest rates, and not to credit risk or deterioration on the part of the issuer. Accordingly, if interest rates were to decline, much or all of the current unrealized loss could be recovered through market appreciation. Since the Company does not intend to sell and it is likely that the Company will not be required to sell the securities prior to their anticipated recovery, these investments are not considered other-than-temporarily impaired.

NOTE 3 – LOANS

The components of the loans were as follows:

	At December 31,
	2012	2011
Real estate
Residential real estate	$13,430	$15,071
Commercial real estate	117,758	110,846
Land and lot loans	10,975	8,225

Commercial	14,103	15,708
Home equity lines of credit	16,846	14,957
Consumer	1,449	1,572
Total loans	174,561	166,379

Deduct:
Net deferred fees	(348)	(275)
Allowance for loan losses	(3,903)	(3,479)

Loans, net	$170,310	$162,625

(Continued)

17.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the period ending December 31, 2012:

					Home
	Land &	Residential	Commercial		Equity
	Lot	Real	Real		Lines of
December 31, 2012	Loans	Estate	Estate	Commercial	Credit	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$298	$480	$1,949	$211	$485	$25	$31	$3,479
Provision for loan losses	467	(165)	4,423	(162)	58	14	(31)	4,604
Loans charged-off	(182)	(123)	(3,944)	(1)	(271)	(38)	—	(4,559)
Recoveries	195	32	62	32	19	39	—	379

Total ending allowance balance	$778	$224	$2,490	$80	$291	$40	$—	$3,903

The following table presents the activity in the allowance for loan losses by portfolio segment for the period ending December 31, 2011:

					Home
	Land &	Residential	Commercial		Equity
	Lot	Real	Real		Lines of
December 31, 2011	Loans	Estate	Estate	Commercial	Credit	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance	$1,318	$602	$1,790	$310	$256	$70	$3	$4,349
Provision for loan losses	633	183	3,472	208	822	(36)	28	5,310
Loans charged-off	(2,197)	(313)	(3,341)	(348)	(595)	(66)	—	(6,860)
Recoveries	544	8	28	41	2	57	—	680

Total ending allowance balance	$298	$480	$1,949	$211	$485	$25	$31	$3,479

(Continued)

18.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2012 and 2011, respectively:

					Home
	Land &	Residential	Commercial		Equity
	Lot	Real	Real		Lines of
December 31, 2012	Loans	Estate	Estate	Commercial	Credit	Consumer	Unallocated	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$345	$109	$—	$—	$—	$—	$—	$454
Collectively evaluated for impairment	433	115	2,490	80	291	40	—	3,449

Total ending allowance balance	$778	$224	$2,490	$80	$291	$40	$—	$3,903

Loans:
Loans individually evaluated for impairment	$2,275	$1,821	$10,967	$414	$255	$334	$—	$16,066
Loans collectively evaluated for impairment	8,700	11,609	106,791	13,689	16,591	1,115	—	158,495

Total ending loans balance	$10,975	$13,430	$117,758	$14,103	$16,846	$1,449	$—	$174,561

					Home
	Land &	Residential	Commercial		Equity
	Lot	Real	Real		Lines of
December 31, 2011	Loans	Estate	Estate	Commercial	Credit	Consumer	Unallocated	Total
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$—	$6	$—	$—	$—	$2	$—	$8
Collectively evaluated for impairment	298	474	1,949	211	485	23	31	3,471

Total ending allowance balance	$298	$480	$1,949	$211	$485	$25	$31	$3,479

Loans:
Loans individually evaluated for impairment	$2,454	$604	$7,670	$—	$290	$360	$—	$11,378
Loans collectively evaluated for impairment	5,771	14,467	103,176	15,708	14,667	1,212	—	155,001

Total ending loans balance	$8,225	$15,071	$110,846	$15,708	$14,957	$1,572	$—	$166,379

 (Continued)

19.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents information related to loans individually evaluated for impairment by class of loans as of and for the period ended December 31, 2012 and 2011, respectively:

			Allowance			Cash
	Unpaid		for Loan	Average	Interest	Basis
	Principal	Recorded	Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2012
With no related allowance recorded:
Land and lot loans	$2,966	$1,665	$—	$1,925	$—	$—
Residential real estate	1,179	479	—	491	7	7
Commercial real estate	14,815	10,967	—	7,812	240	240
Home equity lines of credit	583	255	—	271	—	—
Consumer loans	397	334	—	162	—	—
Commercial loans	616	414	—	138	1	1
With an allowance recorded:
Land and lot loans	610	610	345	91	—	—
Residential real estate	1,342	1,342	109	433	19	19

Total	$22,508	$16,066	$454	$11,323	$267	$267

			Allowance			Cash
	Unpaid		for Loan	Average	Interest	Basis
	Principal	Recorded	Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
December 31, 2011
With no related allowance recorded:
Land and lot loans	$3,823	$2,454	$—	$2,980	$14	$14
Residential real estate	1,365	567	—	653	—	—
Commercial real estate	10,394	7,670	—	9,001	240	240
Home equity lines of credit	579	290	—	513	—	—
Consumer loans	166	129	—	99	—	—
With an allowance recorded:
Consumer loans	230	231	2	177	—	—
Residential real estate	37	37	6	6	—	—

Total	$16,594	$11,378	$8	$13,422	$254	$254

(Continued)

20.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2012 and 2011, respectively:

	2012		2011
	Nonaccrual	Loans Past Due Over 90 Days Still Accruing	Nonaccrual	Loans Past Due Over 90 Days Still Accruing
Construction real estate	$—	$—	$—	$—
Residential real estate	757	73	542	—
Commercial real estate	7,393	—	4,670	—
Land and lot loans	2,275	—	2,668	—
Commercial	349	—	443	—
Home equity lines of credit	255	—	290	—
Consumer	334	—	354	—

Total	$11,363	$73	$8,967	$—

The following tables present the aging of the recorded investment in loans still accruing as of December 31, 2012:

Greater
	30 – 59	60 – 89	Than
	Days	Days	89 Days	Total
	Past Due	Past Due	Past Due	Past Due

Construction real estate	$—	$—	$—	$—
Residential real estate	321	—	73	394
Commercial real estate	—	—	—	—
Land and lot loans	—	—	—	—
Commercial	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer	—	—	—	—

Total	$321	$—	$73	$394

(Continued)

21.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following tables present the aging of the recorded investment in loans still accruing as of December 31, 2011:

Greater
	30 – 59	60 – 89	Than
	Days	Days	89 Days	Total
	Past Due	Past Due	Past Due	Past Due

Construction real estate	$—	$—	$—	$—
Residential real estate	—	—	—	—
Commercial real estate	230	—	—	230
Land and lot loans	—	—	—	—
Commercial	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer	—	—	—	—

Total	$230	$—	$—	$230

Troubled Debt Restructurings:

During the period ending December 31, 2012 and 2011, respectively, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following:

Modifications involving a reduction of the stated interest rate of the loan were for periods of 4 years 7 months and 18 months to 5 years for the period ended December 31, 2012 and 2011. Modifications involving an extension of the maturity date were for periods of 2 years and from 12 months to 5 years for the period ended December 31, 2012 and 2011.

The following table presents loans by class modified as troubled debt restructurings that occurred during the period ending December 31, 2012:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Loans	Investment	Investment

Troubled Debt Restructurings:
Construction real estate	—	$—	$—
Residential real estate	3	359	359
Commercial real estate	5	9,806	9,806
Land and lot loans	3	2,196	2,196
Commercial	—	—	—
Home equity lines of credit	—	—	—
Consumer	—	—	—

Total	11	$12,361	$12,361

(Continued)

22.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents loans by class modified as troubled debt restructurings that occurred during the period ending December 31, 2011:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Loans	Investment	Investment

Troubled Debt Restructurings:
Construction real estate	—	$—	$—
Residential real estate	6	412	412
Commercial real estate	2	609	609
Land and lot loans	3	1,586	1,586
Commercial	—	—	—
Home equity lines of credit	—	—	—
Consumer	—	—	—

Total	11	$2,607	$2,607

There were no loans modified as troubled debt restructurings during the period ending December 31, 2012 for which there was a payment default during the same period.

The following table presents loans by class modified as troubled debt restructurings during the period ending December 31, 2011 for which there was a payment default during the same period:

	Number of	Recorded
	Loans	Investment

Troubled Debt Restructurings That Subsequently Defaulted:
Construction real estate	—	$—
Residential real estate	2	87
Commercial real estate	—	—
Land and lot loans	—	—
Commercial	—	—
Home equity lines of credit	—	—
Consumer	—	—

Total	2	$87

(Continued)

23.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $500 and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on an annual basis. The Company uses the following definitions for risk ratings:

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans listed as not rated are either less than $500 or are included in groups of homogeneous loans. The credit quality of loans not rated is analyzed as part of the aging of such loans, as previously presented. Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special			Not
	Pass	Mention	Substandard	Doubtful	Rated

December 31, 2012
Construction real estate	$—	$—	$—	$—	$—
Residential real estate	6,316	962	823	26	5,304
Commercial real estate	99,895	5,352	7,414	—	5,096
Land and lot loans	7,711	—	2,275	—	988
Commercial	7,575	45	373	—	6,110
Home equity lines of credit	8,216	952	296	136	7,246
Consumer	58	1	334	—	1,057

Total	$129,771	$7,312	$11,515	$162	$25,801

		Special			Not
	Pass	Mention	Substandard	Doubtful	Rated

December 31, 2011
Construction real estate	$—	$—	$—	$—	$—
Residential real estate	8,779	—	504	31	5,757
Commercial real estate	87,798	11,348	7,670	—	4,030
Land and lot loans	5,163	0	2,455	—	607
Commercial	10,411	44	443	—	4,810
Home equity lines of credit	4,649	79	335	131	9,763
Consumer	66	14	367	—	1,125

Total	$116,866	$11,485	$11,774	$162	$26,092

(Continued)

24.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The Company grants the majority of its loans to borrowers throughout Palm Beach County, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy in Palm Beach County, Florida. The Company does not have significant concentrations to any one industry or customer. The Company does have seven loans, generally with original terms of two years or less, aggregating $6,580 at December 31, 2012, and nine loans, generally with original terms of two years or less, aggregating $7,900 at December 31, 2011, where the primary source of repayment is the sale of the related collateral or the conversion of the existing debt into debt at another financial institution. The majority of these loans are located in Palm Beach County. Given the current real estate market in Palm Beach County, Florida, obtaining refinancing or sale of the collateral may be more difficult than in the past. It is possible that some of these loans will be extended or may need to be modified. Management is closely monitoring these loans and believes the loan loss allowance at December 31, 2012 and 2011 is adequate.

NOTE 4 – PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2012	2011

Equipment	$859	$862
Furniture and fixtures	312	306
Software	276	282
Leasehold improvements	832	818

Total, at cost	2,279	2,268

Less accumulated depreciation and amortization	(1,642)	(1,532)
Premises and equipment, net	$637	$736

The Company’s facilities are leased under operating leases. The leases contain escalation clauses and expense pass-throughs as well as renewal options. Total rental expense under operating leases, was $549 and $546 in 2012 and 2011, respectively. At December 31, 2012, future minimum rental commitments under these noncancellable leases were as follows:

Years ended December 31,

2013	$464
2014	464
2015	459
2016	256
2017	186
Thereafter	682

$2,511

(Continued)

25.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 5 – FORECLOSED REAL ESTATE

Foreclosed real estate is presented net of an allowance for losses. An analysis of the valuation allowance for foreclosed real estate is as follows:

	Year Ended December 31,
	2012	2011

Balance at beginning of year	$39	$140
Additions charged to expense	—	198
Sale of foreclosed real estate	(39)	(299)
Charge-offs	—	—

Balance at end of year	$—	$39

Expenses applicable to foreclosed real estate include the following:

	Year Ended December 31,
	2012	2011

Provision for losses	$256	$198
Operating expenses, net of rental income	368	345

	$624	$543

NOTE 6 – FAIR VALUE MEASUREMENTS

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level l: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

(Continued)

26.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The following describes valuation methodologies used for assets and liabilities measured at fair value:

Securities Available for Sale and Trading Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).

The Chief Investment Officer is responsible for monitoring security ratings and investment quality subsequent to the initial purchase, which includes a review of any ratings changes on a monthly basis. Any individual security with a downgrade to below investment grade and with a carrying value greater than $200 will have a detailed analysis completed. Any recommended action is presented to the asset liability committee for consideration. On a quarterly basis, all securities rated below investment grade with carrying values greater than $200 will be reviewed by an independent third party for OTTI. The results of this independent third party analysis is reviewed by the Chief Investment Officer and presented to the asset liability committee. This independent third party also provides the fair value for these securities at each quarter end, which is considered to be Level 3 as more fully described below.

The Company’s mortgage-backed security (MBS) and collateralized mortgage obligation (CMO) valuations were supported by an analysis prepared by an independent third party. The third party’s approach to determining fair value involved several steps: 1) detailed collateral analysis of the underlying mortgages, including consideration of geographic location, original loan-to-value and weighted average FICO score of the borrowers; 2) collateral performance projections for each pool of mortgages underlying the MBS or CMO (monthly default rate, severity of loss upon default, and prepayment probabilities) and 3) discounted cash flow modeling. Assumptions are back-tested on a quarterly basis as a comparison of the actual performance and liquidation activity is compared to the assumed collateral performance and liquidation activity utilized in the prior quarter’s valuations.

The Company’s collateralized-debt obligation (CDO) valuation, for the one CDO that has been deemed OTTI, is supported by analysis prepared by an independent third party. The third party’s approach to determining the fair value includes a discounted cash flow modeling with the use of LIBOR curves plus spreads that include consideration for defaults of the underlying issuers and recoveries (after default). Assumptions are back-tested on a quarterly basis as specific-issuer deferral and defaults that occurred are compared to those that were projected and ongoing assumptions are adjusted in accordance with the level of unexpected deferrals and defaults that occurred.

The Company owns two additional CDOs where the fair value is determined by the Company’s third party bond accountant and for which the significant unobservable inputs are not readily available to the Company.

Derivative Asset and Derivative Liabilities: The fair value of the derivative instruments are based on valuation models using observable market data as of the measurement date (Level 2).

(Continued)

27.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Foreclosed Real Estate: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals (Level 3), which are updated no less frequently than annually or recent contracts to sell the real estate (Level 2). These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified appraisers whose qualifications and licenses have been reviewed and verified by the Company. Once received, the assumptions and approaches utilized in the appraisal, if any, as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics are reviewed. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.

(Continued)

28.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Fair Value Measurements at December 31, 2012 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Financial Assets
Investment securities available for sale:
Mortgage-backed securities: Residential	$—	$2,098	$492	$2,590
Collateralized mortgage obligations	—	9,149	5,869	15,018
Mortgage-backed securities: commercial	—	1,217	—	1,217
Collateralized debt obligation	—	609	1,474	2,083
Total investment securities available for sale	$—	$13,073	$7,835	$20,908

Derivative Asset – interest rate swaps	$—	$856	$—	$856

(Continued)

29.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

	Fair Value Measurements at
	December 31, 2011 Using:
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Financial Assets
Investment securities available for sale:
US Treasury and federal agency	$—	$—	$—	$—
Municipal securities	—	24,386	—	24,386
Mortgage-backed securities:
residential	—	2,437	632	3,069
Collateralized mortgage obligations	—	10,189	5,350	15,539
Mortgage-backed securities:
commercial	—	5,767	—	5,767
Collateralized debt obligation	—	8,438	752	9,190
Total investment securities available for sale	$—	$51,217	$6,734	$57,951

Derivative Asset – interest rate swaps	$—	$31	$—	$31

Trading Securities – US Treasury Strips	$9,164	$—	$—	$9,164

Financial Liabilities
Derivative Liability – interest rate swaps	$—	$(3,156)	$—	$(3,156)

(Continued)

30.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the period ended December 31, 2012:

	Mortgage- Backed Securities Residential	Collateralized Mortgage Obligations	Collateralized Debt Obligation

Balance of recurring Level 3 assets at January 1	$632	$5,350	$752
Transfers into Level 3	—	1,330	971
Purchases	—	—	—
Sales	—	—	—
Payoffs and payments	(156)	(777)	(279)
Total gains or losses (realized/unrealized):
Net impairment loss recognized in earnings	(55)	(454)	—
Included in other comprehensive income	71	420	30
Total net change in fair value	16	(34)	30

Balance of recurring Level 3 assets at December 31, 2012	$492	$5,869	$1,474

The total fair value of $1,081 of certain collateralized mortgage obligations, measured using significant unobservable inputs (Level 3) as of December 31, 2012 were transferred into Level 3 during the year ending December 31, 2012 as the grade of the individual securities fell below investment grade during 2012. The total fair value of $49 of certain collateralized mortgage obligations and $971 of collateralized debt obligations were transferred into Level 3 due to a change in the methodology used to determine the fair value.

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the period ended December 31, 2011:

	Mortgage-Backed Securities Residential	Collateralized Mortgage Obligations	Collateralized Debt Obligation

Balance of recurring Level 3 assets at January 1	$1,026	$7,159	$75
Transfers into Level 3	175	607	—
Purchases	—	—	783
Sales	—	—	—
Payoffs and payments	(851)	(2,925)	(90)
Total gains or losses (realized/unrealized):
Net impairment loss recognized in earnings	(80)	(694)	(61)
Included in other comprehensive income	362	1,203	45
Total net change in fair value	282	509	(16)

Balance of recurring Level 3 assets at December 31, 2011	$632	$5,350	$752

(Continued)

31.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The total fair value of $175 and $607 of certain mortgage backed securities and collateralized mortgage obligations, respectively, measured using significant unobservable inputs (Level 3) as of December 31, 2011 were transferred into Level 3 during the year ending December 31, 2011 as the grade of the individual securities fell below investment grade during 2011.

The Company’s policy is to recognize transfers as of the end of the reporting period. As a result, the fair value of the above described investment securities was transferred on December 31, 2012 and 2011.

The following table presents quantitative information about recurring Level 3 fair value measurements at December 31, 2012:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)

Mortgage-backed	$492	Discounted cash flow	Prepayment for first	8.2 – 9.3%
securities -			two years	(8.25%)
residential
			Ongoing voluntary	3.3 – 4.0%
			prepayment	(3.6%)

			Monthly default rate	0.3 – 0.4%
				(0.35%)

			Loss severity for	61.4 – 74.2%
			32 months	(66.7%)

			Ongoing loss severity	47.0 – 69.0%
				(59.2%)

Collateralized	$5,869	Discounted cash flow	Prepayment for first	5.9 – 44.6%
mortgage			two years	(11.6%)
obligations
			Ongoing voluntary	4.0 – 14.5%
			prepayment	(6.3%)

			Monthly default rate	0.0 – 0.4%
				(0.15%)

			Loss severity for	0.0 – 56.8%
			32 months	(44.4%)

			Ongoing loss severity	17.7 – 46.0%
				(39.17%)

Collateralized debtobligation	$108	Discounted cash flow	Bank collateral default rate
			First two years	2% annually
			Ongoing	.36% annually

			Insurance collateral
			default rate	Model dependent

			Recovery	0.0 – 10.0%
				(9.75%)

(Continued)

32.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The following tables summarize assets measured at fair value on a nonrecurring basis as of December 31, 2012 and 2011, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Fair Value Measurements at At December 31, 2012 Using:
	Fair Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total Losses	Losses Recorded in Operations During 2012

Impaired loans
Commercial real estate	$5,799	$—	$—	$5,799	$(3,848)	$(3,848)
Residential real estate	1,675	—		1,675	(700)	(80)
Commercial	349	—	—	349	(202)	—
Land and lot	1,930	—	—	1,930	(1,301)	(182)
Consumer	334	—	—	334	(63)	(26)
HELOC	255	—	—	255	(329)	(40)
Foreclosed real estate, net Commercial real estate	769	—	—	769	(238)	(236)

Total	$11,111	$—	$—	$11,111	$(6,681)	$(4,412)

(Continued)

33.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

	Fair Value Measurements at At December 31, 2011 Using:
	Fair Value	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total Losses	Losses Recorded in Operations During 2011

Impaired loans
Commercial	$5,256	$—	$—	$5,256	$(3,811)	$(2,779)
Land and lot	2,454	—	—	2,454	(1,368)	(1,368)
Consumer	347	—	—	347	(37)	(37)
Foreclosed real estate, net
Residential real estate	57	—	—	57	(12)	(12)
Commercial real estate	897	—	—	897	(27)	(27)

Total	$9,011	$—	$—	$9,011	$(5,255)	$(4,223)

(Continued)

34.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2012:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)

Impaired loans –	$5,799	Sales comparison	Adjustment for differences	(10%)-35% (8.5%)
commercial real		approach	between the comparable
estate			sales

		Income approach	Capitalization rate	8.0%

Impaired loans –	$1,930	Sales comparison	Adjustment for differences	(20%)-55% (4.5%)
land and lot		approach	between the comparable
			sales

(Continued)

35.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

The carrying amounts and estimated fair values of financial instruments, at December 31, 2012 and December 31, 2011 are as follows:

	December 31, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$37,925	$37,925	$8,747	$8,747
Trading securities	—	—	9,164	9,164
Securities available for sale	20,908	20,908	57,951	57,951
Derivative assets	856	856	31	31
Loans, net of allowance	170,310	167,962	162,625	160,789
Federal Home Loan Bank Stock	1,496	N/A	1,662	N/A
Accrued interest receivable	477	477	781	781

Financial liabilities:
Deposits	171,420	169,015	201,037	201,700
Federal Home Loan Bank advances	25,000	25,048	10,000	10,379
Derivative liabilities	—	—	3,156	3,156

Off-balance-sheet financial instruments	—	—	—	—

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Cash and Cash Equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

Loans: Fair values of loans, excluding loans held for sale, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Impaired loans are valued at the lower of cost or fair value as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

(Continued)

36.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 6 – FAIR VALUE MEASUREMENTS (Continued)

Federal Home Loan Bank Stock: It is not practical to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Deposits: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount). The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances: The carrying amount of the variable rate advance approximates fair value. The fair values for the fixed rate advances are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Off-Balance-Sheet Instruments: Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

NOTE 7 - DEPOSITS

The aggregate amount of time deposits with a minimum denomination of $100 was approximately $29,000 and $64,000 at December 31, 2012 and 2011, respectively. A schedule of maturities as of December 31, 2012 of time deposits follows:

Years ended December 31,

2013	$34,889
2014	2,958
2015	2,765
2016	963
Thereafter	527

$42,102

(Continued)

37.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 8 – FEDERAL HOME LOAN BANK ADVANCES

Maturities and interest rates of advances from Federal Home Loan Bank of Atlanta (“FHLB”) consisted of the following:

			At December 31,
Maturity Year Ending December 31,	Fixed or Variable Rate	Interest Rate	2012	2011

2013	Fixed	3.89200%	$—	$10,000
2015	Fixed	.61500%	$10,000	$—
2015	Fixed	.54000%	$10,000	$—
2015	Fixed	.57875%	$5,000	$—

Total			$25,000	$10,000

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The Company pledged securities with a carrying value of $1,032 and $5,014 for the advances outstanding at December 31, 2012 and 2011, respectively. The advances were also collateralized by a blanket lien on qualifying residential and commercial mortgages and all of the Company’s FHLB stock. Under this blanket lien, the Company may borrow up to $47,237 and $37,490 as of December 31, 2012 and 2011, respectively.

NOTE 9 – FEDERAL RESERVE BANK ADVANCES

The balance of Federal Reserve Bank Advances as of December 31, 2012 and 2011 were $0. However, the Company pledged securities with a carrying value of $0 and $179 at December 31, 2012 and 2011, respectively.

NOTE 10 – OTHER AVAILABLE LINES OF CREDIT

The Company had available lines of credit of $12,500 and $16,000 at December 31, 2012 and 2011 with $0 and $0 outstanding as of December 31, 2012 and 2011.

(Continued)

38.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 11 – STOCK OPTIONS

Certain key employees and directors of the Company have options to purchase shares of the Company’s common stock under its stock option plans. Under the plans, up to 378,000 shares may be issued. At December 31, 2012 and 2011, 318,500 and 254,500 remain available for grant, respectively. The options generally vest from three to five years. There were no options granted during 2012 or 2011.

A summary of stock option transactions follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Shares	Price	Term

Outstanding at January 1, 2011	123,500	$9.55
Options forfeited	—	—
Options expired	—	—

Outstanding at December 31, 2011	123,500	9.55
Options forfeited	(59,000)	9.50
Options expired	(5,000)	10.00

Outstanding and exercisable at December 31, 2012	59,500	$9.57	1.6 years

All stock options outstanding at December 31, 2012 are fully vested. The total fair value of shares vesting and recognized as compensation expense was approximately $0 and $0 for the years ended December 31, 2012 and 2011, respectively.

NOTE 12 – PROFIT SHARING PLAN

The Company sponsors a 401(k) Profit Sharing Plan for employees who have attained age twenty-one with at least twelve months of service. The Company’s contributions to the profit sharing plan are discretionary and are determined annually. In general, the Company contributes fifty percent of the first six percent contributed to the plan by the participant. The Company incurred costs related to the plan of approximately $47 and $0 for the years ended December 31, 2012 and 2011, respectively.

(Continued)

39.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 13 – RELATED PARTY TRANSACTIONS AND ECONOMIC DEPENDENCE

In the ordinary course of business, the Company has granted loans to principal officers and directors and their affiliates. These loans are summarized as follows:

	Year Ended December 31,
	2012	2011

Beginning balance	$6,121	$6,762
Additions	4,932	620
Repayments	(3,115)	(1,261)

Ending balance	$7,938	$6,121

In addition, the Company also held $6,486 and $4,238, respectively, of deposits from such related parties at December 31, 2012 and 2011. Included in these deposit balances is an account to a business whose controlling principals own a majority of the Company’s outstanding common stock. The balances related to this account were $2,180 and $2,265 as of December 31, 2012 and 2011, respectively.

In May 2007, the Company purchased $1,900 in automobile loans from a related party of the primary shareholder. The Company evaluated the loans prior to purchase and paid market price for the portfolio of loans. The Company held cash in a restricted deposit account equal to the net value of the aggregate automobile portfolio as an offset to potential losses associated to the same portfolio. The balances of the portfolio as of December 31, 2012 and 2011 were $1 and $21, respectively.

NOTE 14 – OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and unused lines of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.

(Continued)

40.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 14 – OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS (Continued)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support third-party borrowing arrangements and generally have expiration dates within one year of issuance. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company generally holds collateral supporting these commitments.

Commitments to extend credit and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments, with off-balance-sheet risk follows at December 31, 2012 and 2011:

	Contract Amount
	2012	2011

Commitments to extend credit	$6,785	$1,300
Unused lines of credit	13,344	18,793
Standby letters of credit	187	65

NOTE 15 – CONTINGENCIES

Various claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

NOTE 16 – DERIVATIVE FINANCIAL INSTRUMENTS

The company utilizes derivative financial instruments as part of its asset liability management strategy to help manage its interest rate risk position. The notional amount of the derivative financial instruments does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the agreement.

These derivatives do not qualify for hedge accounting treatment, and therefore changes in fair value are reported in current earnings as noninterest income.

Forward Starting Agreements

In November 2010, The Company entered into two forward starting agreements with a notional amount of $15,000 each. Under these agreements, the Company receives a floor rate of 2.0%. At December 31, 2010, summary information about these derivatives are as follows:

Combined notional amount	$30,000
Effective date	November 2012
Maturity	November 2014
Combined fair value	$294

These forward starting agreements were terminated in 2011. For the year ending December 31, 2011, the Company recorded a gain of $333, included with noninterest income.

(Continued)

41.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 16 – DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

BMA Ratio Swap

During the year ending December 31, 2011, the company has entered into seven interest rate swap agreements with a total notional amount of $80,000. Under these agreements, the Company receives a rate equal to a specified percentage of three-month LIBOR, as shown below, and pays a rate equal to the SIFMA Municipal Swap Index Yield. Payment dates are quarterly. The fair value of the derivatives at the time of entering into the agreements was zero. Summary information about these derivatives is as follows:

			Rate Received
			as a percentage of
Notional Amount	Effective Date	Maturity Date	3-month LIBOR	Status

$12,000,000	Terminated	January 28, 2011	January 28, 2041	89.000%

13,000,000	Terminated	February 1, 2011	February 1, 2041	88.000%

10,000,000	Terminated	May 20, 2011	May 20, 2041	86.250%

15,000,000	Terminated	June 22, 2011	June 22, 2041	92.375%

10,000,000	Terminated	August 19, 2011	August 19, 2041	92.250%

10,000,000	Terminated	August 31, 2011	August 31, 2041	93.500%

10,000,000	Terminated	September 15, 2011	September 15, 2041	92.250%

The purpose of this swap strategy was to offset the risk of an increase in the funding cost of longer duration assets held by the Company, including U.S. treasury coupon strips (included with trading securities) and municipal securities. As of December 31, 2011, these securities had a fair value of $33,550. These BMA Ratio Swaps were terminated in 2012. The U.S. treasury coupon strips and municipal securities were sold in 2012. As of December 31, 2012 and 2011, these securities had a fair value of $0 and ($3,132), respectively.

As of December 31, 2012, the company has entered into three BMA Ratio Swaps with a total notional amount of $90,000. The purpose of this swap strategy is to offset the interest rate risk of the Company balance sheet. Summary information about these derivatives is as follows:

			Rate Received
			as a percentage of
Notional Amount	Effective Date	Maturity Date	3-month LIBOR	Status

$25,000,000	Active	December 12, 2012	December 12, 2042	93.540%

20,000,000	Active	December 13, 2012	December 15, 2042	92.900%

45,000,000	Active	December 20, 2012	December 22, 2042	94.700%

The fair value of this swap strategy at December 31, 2012 is $856.

(Continued)

42.

ENTERPRISE BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2012 and 2011
(Dollar amounts in thousands except per share data)

NOTE 16 – DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

FRA/OIS Basis Swap

In November 2011, the Company entered into an FRA/OIS basis swap for a term of one year. In this swap, the Company received 3-month LIBOR (in the form of a Forward Rate Agreement) and paid the Federal Funds Effective Rate (in the form of an Overnight Index Swap). The purpose of this strategy was to protect the positive carry being generated by the BMA Ratio Swap referenced above, should 3-month LIBOR decrease. The net fair value of this strategy at December 31, 2011 is $7. The FRA/OIS Basis Swap was terminated in March 2012. The notional amount of the portion of this swap effective at December 31, 2012 was $0.

Other Derivatives

In addition to the above derivatives, the Company entered into other derivative financial instruments in 2011 that were terminated by December 31, 2011. The Company recorded a loss for the year ending December 31, 2011 of $1,177. The Company did not enter into other derivative financial instruments in 2012.

NOTE 17 – DIVIDEND RESTRICTIONS

The Holding Company is limited in the amount of cash dividends it may declare and pay by the amount of dividends it can receive from the Bank or liquidity that may be available at the Holding Company. The Bank is limited in the amount of cash dividends that may be paid. The amount of cash dividends that may be paid is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Bank must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividend which the Bank could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

NOTE 18 – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. The Board of Directors of the Bank has committed to maintain a Tier 1 Capital to Average Assets Ratio of 8.00% and a Total Capital to Risk-Weighted Assets ratio of 12.00% at the Bank, and to meet certain other operational goals, prior to paying any dividends at the Bank.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2012, that the Bank meets all capital adequacy requirements to which it is subject.

(Continued)

43.

NOTE 18 – REGULATORY MATTERS (Continued)

As of December 31, 2012 and 2011, the most recent notification from the regulatory authorities categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and percentages are also presented in the table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
December 31, 2012:
Total Capital to Risk-
Weighted Assets	$41,435	17.00%	$19,498	8.00%	$24,373	10.00%
Tier I Capital to Risk-
Weighted Assets	37,937	15.57	9,749	4.00	14,624	6.00
Tier I Capital to Average-
Assets	37,937	15.37	9,875	4.00	12,343	5.00

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
December 31, 2011:
Total Capital to Risk-
Weighted Assets	$39,396	16.04%	$19,652	8.00%	$24,565	10.00%
Tier I Capital to Risk-
Weighted Assets	36,002	14.66	9,826	4.00	14,739	6.00
Tier I Capital to Average-
Assets	36,002	14.77	9,748	4.00	12,184	5.00

NOTE 18 – SUBSEQUENT EVENT

On March 21, 2013, the Board of Directors of the Company approved a definitive agreement to sell the Holding Company and the Bank to a third party financial institution. The sale is subject to the approval of the third party financial institution’s shareholders and regulators.

(Continued)

44.